UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2017

INVENTURE FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14556	86-0786101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5415 East High Street, Suite 350, Phoenix, Arizona 85054

(Address of Principal Executive Offices) (Zip Code)

(623) 932-6200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed by Inventure Foods, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on October 26, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 25, 2017, by and among the Company, Utz Quality Foods, LLC (“Utz”) and Heron Sub, Inc., a wholly-owned subsidiary of Utz (“Purchaser”). Pursuant to the Merger Agreement, Purchaser commenced a tender offer to purchase all of the issued and outstanding shares of the Company’s common stock, par value $.01 per share (the “Shares”), for a purchase price of $4.00 per Share (the “Offer Price”), net to the seller in cash, without interest but subject to any required withholding taxes, and upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 15, 2017 (the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each was amended or supplemented from time to time, constitute the “Offer”).

Item 2.01. Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired one minute after 11:59 p.m., New York City time, on December 13, 2017 (such date and time, the “Expiration Time”). American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), advised that, as of the Expiration Time, 15,249,164 Shares (excluding Shares with respect to which Notices of Guaranteed Delivery were delivered) had been validly tendered and not properly withdrawn pursuant to the Offer, which represented approximately 77.0% of the outstanding Shares as of the expiration of the Offer and a sufficient number of Shares such that the minimum tender condition to the Offer was satisfied. In addition, the Depositary advised that Notices of Guaranteed Delivery have been delivered with respect to 263,136 additional Shares, representing approximately 1.3% of the outstanding Shares as of the expiration of the Offer. All other conditions to the Offer were also satisfied as of the expiration of the Offer. As a result, Purchaser has accepted for payment all Shares that were validly tendered and not properly withdrawn pursuant to the Offer.

On December 14, 2017, following consummation of the Offer, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), Purchaser was merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became a wholly-owned subsidiary of Utz.

At the effective time of the Merger (the “Effective Time”) and pursuant to the terms and conditions of the Merger Agreement, each Share, other than Shares outstanding immediately prior to the Effective Time beneficially owned by the Company, its subsidiaries, Utz, Purchaser or any other subsidiary of Utz, or by stockholders who have validly exercised their appraisal rights under the DGCL, was canceled and converted into the right to receive an amount in cash equal to the Offer Price, without interest but subject to any required withholding taxes, and payable to the holder thereof on the terms and subject to the conditions set forth in the Merger Agreement.

The Merger Agreement provides that, at the Effective Time, each option to acquire Shares outstanding immediately prior to the Effective Time, whether vested or unvested, was canceled and converted into the right to receive from the surviving corporation a cash payment, if any (without interest and less applicable withholding taxes), equal to the product of (i) the number of vested Shares subject to such option immediately prior to the Effective Time (including those whose vesting accelerated as of the Effective Time) and (ii) the excess, if any, of the Offer Price over the exercise or base price per share of Shares subject to such option immediately prior to the Effective Time. Any option with a per Share exercise price equal to or greater than the Offer Price will be canceled for no consideration.

The Merger Agreement also provides that, at the Effective Time, each performance stock unit (“PSU”) and each restricted stock unit (“RSU”) of the Company outstanding immediately prior to the Effective Time, whether vested or unvested, was canceled and converted into the right to receive from the surviving corporation, a cash payment, if any (without interest and less applicable withholding taxes), equal to the product of (i) the number of vested Shares subject to such PSU or RSU immediately prior to the Effective Time (including those whose vesting accelerated as of the Effective Time), and (ii) the Offer Price, subject to certain exceptions, as provided in the Merger Agreement.

The aggregate consideration paid by Purchaser in the Offer and Merger was approximately $82 million, without giving effect to related transaction fees and expenses. Utz provided Purchaser with the necessary funds to pay such consideration through cash on hand, including from the proceeds of a term loan credit agreement described in Amendment No. 1 to the Tender Offer Statement on Schedule TO filed by Utz and Purchaser with the SEC on November 22, 2017, which information is incorporated herein by reference.

The foregoing summary of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 26, 2017 and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company shall (i) notify The Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger and (ii) request that Nasdaq file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of Shares on Nasdaq will be halted prior to the opening of trading on December 15, 2017. The Company also intends to file with the SEC a Form 15 under the Exchange Act, requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

As a result of Purchaser’s acceptance for payment of all Shares that were validly tendered and not properly withdrawn in accordance with the terms of the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL on December 14, 2017, a change in control of the Company occurred and the Company now is a wholly-owned subsidiary of Utz.

The information set forth under Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time on December 14, 2017, each of the Company’s directors immediately prior to the Effective Time (Ashton D. Asensio, Timothy A. Cole, Macon Bryce Edmonson, Paul J. Lapadat, Terry McDaniel and Joel D. Stewart) resigned and ceased to be directors of the Company.

Pursuant to the terms of the Merger Agreement, at the Effective Time on December 14, 2017, the director and officers of Purchaser immediately prior to the Effective Time became the director and officers of the Company following the Effective Time, with Dylan B. Lissette becoming Chief Executive Officer and the sole director of the Company, Thomas J. Flocco becoming President, Secretary and Chief Operating Officer of the Company and John W. Thompson becoming Executive Vice President and Chief Financial Officer of the Company.

Information about Messrs. Lissette, Flocco and Thompson is contained in the Offer to Purchase, filed by Utz and Purchaser as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, originally filed with the SEC on November 15, 2017, which information is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of the Company were amended and restated to read in their entirety in the forms filed as Exhibits 3.1 and 3.2 hereto, respectively, which are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger dated as of October 25, 2017 among Utz Quality Foods, LLC, Heron Sub, Inc. and Inventure Foods, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Inventure Foods, Inc. filed with the Securities and Exchange Commission on October 26, 2017).

3.1	Amended and Restated Certificate of Incorporation of Inventure Foods, Inc.

3.2	Amended and Restated Bylaws of Inventure Foods, Inc.

99.1	Press Release of Utz Quality Foods, LLC dated December 14, 2017 (incorporated by reference to Exhibit (a)(5)(B) to Amendment No. 3 to the Schedule TO filed with the Securities and Exchange Commission on December 14, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENTURE FOODS, INC.

Date: December 14, 2017	By:	/s/ Dylan Lissette
	Name:	Dylan Lissette
	Title:	Chief Executive Officer

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